UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

–––––––––––––––––––––––––––––––––

SCHEDULE 14A
(RULE 14a-101)

_________________________________

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

reAlpha Tech Corp.
(Name of Registrant as Specified in Its Charter)

________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

reAlpha Tech Corp.
6515 Longshore Loop, Suite 100
Dublin, OH 43017

Dear Stockholder:

You are invited to attend the 2024 annual meeting of stockholders (the “annual meeting”) of reAlpha Tech Corp. (the “Company,” “we,” “us” or “our”) on December 13, 2024 at 9:00 a.m. Eastern Time. The annual meeting will be completely virtual conducted live via the Internet. You will be able to attend the annual meeting online by visiting the link provided via e-mail after you properly register through https://web.viewproxy.com/AIRE/2024 and submit your questions for the annual meeting while registering for the annual meeting, or during the annual meeting in the questions and chat tab of the virtual meeting platform.

At this year’s meeting, you will be asked to vote on: (1) the election of five members to our board of directors to serve until the next annual meeting of stockholders or until their respective successors have been elected and qualified; and (2) the ratification of the appointment of GBQ Partners, LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

Our board of directors has fixed the close of business on October 23, 2024 as the record date for determining the stockholders entitled to notice of and to vote at the annual meeting and any adjournment and postponements thereof (the “record date”).

Please use this opportunity to take part in the affairs of the Company by voting on the business to come before this annual meeting. If you are a record holder of the Company’s common stock on the record date, you are eligible to vote with respect to these matters either electronically, at the meeting, or by proxy. It is important that your shares be voted, whether or not you plan to attend the meeting, to ensure the presence of a quorum. We urge you to authorize your proxy in advance by following the instructions printed on it. Returning the proxy does not deprive you of your right to attend the annual meeting and vote your shares.

Sincerely,
/s/ Giri Devanur
Giri Devanur, Chief Executive Officer and Chairman of the Board of Directors

Dublin, Ohio

October 30, 2024

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON DECEMBER 13, 2024: THIS PROXY STATEMENT AND THE 2023 ANNUAL REPORT, WHICH INCLUDES THE TRANSITION REPORT ON FORM 10-KT, ARE AVAILABLE AT HTTPS://WEB.VIEWPROXY.COM/AIRE/2024

reAlpha Tech Corp.
6515 Longshore Loop, Suite 100
Dublin, OH 43017

Notice of 2024 Annual Meeting of Stockholders to be Held on December 13, 2024

To the Stockholders of reAlpha Tech Corp.:

The 2024 annual meeting of stockholders (the “annual meeting”) will be held at 9:00 a.m. Eastern Time on December 13, 2024. The annual meeting will be a virtual meeting of stockholders conducted live via the Internet. You will be able to attend the annual meeting online by visiting the link provided via e-mail after you properly register through https://web.viewproxy.com/AIRE/2024. During the annual meeting, stockholders will be asked to vote either directly or by proxy on the following matters discussed herein:

(1)    the election of five members to our board of directors to serve until the next annual meeting of stockholders or until their respective successors have been elected and qualified; and

(2)    the ratification of the appointment of GBQ Partners, LLC as our independent registered public accounting firm for the year ending December 31, 2024.

If you are a stockholder of record as of October 23, 2024, you may vote at the annual meeting as further described in the accompanying proxy statement. The Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”), proxy statement and form of proxy are being distributed and made available on the Internet on or around October 30, 2024.

Dated: October 30, 2024

By Order of the Board of Directors
/s/ Michael J. Logozzo
Michael J. Logozzo
Chief Operating Officer, President and Corporate Secretary

Whether or not you expect to attend the annual meeting, please vote at your earliest convenience by following the instructions in the Notice of Internet Availability or the proxy card you received in the mail.

i

reAlpha Tech Corp.
6515 Longshore Loop, Suite 100
Dublin, OH 43017

PROXY STATEMENT
FOR 2024 ANNUAL MEETING OF STOCKHOLDERS
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD VIRTUALLY ON DECEMBER 13, 2024

In accordance with U.S. Securities and Exchange Commission (the “SEC”) rules, we are providing access to our proxy materials in connection with the solicitation of proxies by our board of directors for our virtual 2024 annual meeting of stockholders (the “annual meeting”) to be held on December 13, 2024, at 9:00 a.m. Eastern Time over the Internet to our stockholders rather than in paper form, which reduces the environmental impact of the annual meeting and our costs. The proxy statement and the 2023 annual report to stockholders (the “2023 annual report”), which includes our Transition Report on Form 10-KT for the eight-months ended December 31, 2023, are available at https://web.viewproxy.com/AIRE/2024.

Accordingly, if you are a stockholder of record, a one-page Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) has been mailed to you on or around October 30, 2024. Stockholders of record may access the proxy materials on the website listed above or request a printed set of the proxy materials be sent to them by following the instructions in the Notice of Internet Availability by December 5, 2024. The Notice of Internet Availability also explains how you may request that we send future proxy materials to you by e-mail or in printed form by mail. If you choose the e-mail option, you will receive an e-mail next year with links to those materials and to the proxy voting site. We encourage you to choose this e-mail option, which will allow us to provide you with the information you need in a timely manner, will save us the cost of printing and mailing documents to you and will conserve natural resources. Your election to receive proxy materials by e-mail or in printed form by mail will remain in effect until you terminate it.

If you are a beneficial owner, you will not receive a Notice of Internet Availability directly from us, but your broker, bank or other intermediary will forward you a notice with instructions on accessing our proxy materials and directing that organization how to vote your shares, as well as other options that may be available to you for receiving our proxy materials.

Our board of directors encourages you to read this document thoroughly and to take this opportunity to vote on the matters to be decided at the annual meeting. You will be able to attend the annual meeting online. To participate in the annual meeting, stockholders of record need to first register at https://web.viewproxy.com/AIRE/2024 using their 11-digit control number included on the Notice of Internet Availability, proxy card, or voting instruction form by no later than December 10, 2024. On the day of the annual meeting, if you have properly registered in accordance with the instructions of the Notice of Internet Availability, you will log into the annual meeting by visiting the link provided after you register and using the password you received via e-mail and follow the instructions to vote your shares. In order to vote during the meeting, keep your 11-digit control number with you. You will also have the opportunity to submit questions during the annual meeting in the questions and chat tab of the virtual meeting platform, or you can submit questions during your registration to attend the annual meeting, which questions would be passed along to us. A technical support e-mail (virtualmeeting@viewproxy.com) is available for stockholders to ask any questions or if you encounter any difficulties accessing the virtual meeting during the meeting.

IMPORTANT NOTICE

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE REQUEST THAT YOU VOTE BY TELEPHONE, OVER THE INTERNET OR BY MARKING, DATING, AND SIGNING THE ENCLOSED PROXY CARD AND RETURNING IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE. SIGNING AND RETURNING A PROXY WILL NOT PREVENT YOU FROM VOTING AT THE MEETING.

THANK YOU FOR ACTING PROMPTLY

ABOUT THE MEETING: QUESTIONS AND ANSWERS

What am I voting on?

At this year’s meeting, you will be asked to vote on:

(1)    the election of five directors to serve on our board of directors until the election and qualification of their successors; and

(2)    the ratification of the appointment of GBQ Partners, LLC as our independent registered public accounting firm for the year ending December 31, 2024.

Who is entitled to vote at the annual meeting, and how many votes do they have?

Stockholders of record at the close of business on October 23, 2024 may vote at the annual meeting. Each share of our common stock has one vote. There were 45,864,503 shares of common stock outstanding on October 23, 2024.

How can I attend the annual meeting?

To participate in the annual meeting, stockholders of record need to first register at https://web.viewproxy.com/AIRE/2024 using their 11-digit control number included on the Notice of Internet Availability, proxy card, or voting instruction form by no later than December 10, 2024. On the day of the annual meeting, if you have properly registered in accordance with the instructions of the Notice of Internet Availability, you will log into the annual meeting by visiting the link provided after you register and using the password you received via e-mail and follow the instructions to vote your shares.

How do I vote?

You may vote over the Internet, by telephone, by mail, or at the annual meeting.

Vote by Internet.    You can vote via the Internet at www.AALvote.com/AIRE. You will need to use the 11-digit control number appearing on your proxy card to vote via the Internet. You can use the Internet to transmit your voting instructions up until 11:59 p.m. Eastern Time on Wednesday, December 12, 2024. Internet voting is available 24 hours a day. If you vote via the Internet, you do not need to vote by telephone or return a proxy card.

Vote by Telephone.    You can vote by telephone by calling the toll-free telephone number 1-866-804-9616. You will need to use the 11-digit control number appearing on your proxy card to vote by telephone. You may transmit your voting instructions from any touch-tone telephone up until 11:59 p.m. Eastern Time on Monday, December 12, 2024. Telephone voting is available 24 hours a day. If you vote by telephone, you do not need to vote over the Internet or return a proxy card.

Vote by Mail.    If you received a printed proxy card, you can vote by marking, dating and signing it, and returning it in the postage-paid envelope provided to reAlpha Tech Corp., c/o Alliance Advisors LLC, P.O. Box 2400, Pittsburgh, PA 15230. Please promptly mail your proxy card to ensure that it is received prior to the closing of the polls at the annual meeting.

Vote at the Meeting.    You may vote during the annual meeting by visiting www.AALvote.com/AIRE, which link will also be made available to you during the annual meeting in the questions and chat tab of the virtual meeting platform. You will need the 11-digit control number included on your Notice of Internet Availability, proxy card, or voting instruction form. If you previously voted via the Internet or by telephone or mail, you will not limit your right to vote online at the annual meeting.

If you vote by Internet, telephone or mail, you will be designating Michael J. Logozzo, our Chief Operating Officer, President and Corporate Secretary, and/or Giri Devanur, our Chief Executive Officer and Chairman of the Board of Directors, as your proxy(ies). They may act together or individually on your behalf, and will have the authority to appoint a substitute to act as proxy.

Submitting a proxy will not affect your right to attend the annual meeting and vote electronically.

If your shares are held in the name of a bank, broker or other nominee, you will receive separate voting instructions from your bank, broker or other nominee describing how to vote your shares. The availability of Internet voting will depend on the voting process of your bank, broker or other nominee. Please check with your bank, broker or other nominee and follow the voting instructions it provides.

Can I receive future materials via the Internet?

If you vote by Internet, simply follow the prompts for enrolling in electronic proxy delivery service. This will reduce our printing and postage costs in the future, as well as the number of paper documents you will receive.

What is a proxy?

A proxy is a person you appoint to vote on your behalf. By using the methods discussed above, you will be appointing Michael J. Logozzo, our Chief Operating Officer, President and Corporate Secretary, and/or Giri Devanur, our Chief Executive Officer and Chairman of the Board of Directors, as your proxies. They may act together or individually to vote on your behalf, and will have the authority to appoint a substitute to act as proxy. If you are unable to attend the annual meeting, please vote by proxy so that your shares of common stock may be counted.

How will my proxy vote my shares?

If you are a stockholder of record, your proxy will vote according to your instructions. If you choose to vote by mail and complete and return the enclosed proxy card but do not indicate your vote, your proxy will vote “FOR” the election of the director nominees (see Proposal 1), and “FOR” the ratification of the appointment of GBQ Partners, LLC as our independent registered public accounting firm for the year ending December 31, 2024 (see Proposal 2).

We do not intend to bring any other matter for a vote at the annual meeting, and we do not know of anyone else who intends to do so, however, we will transact any such other business as may properly come before the annual meeting or any adjournments thereof. Your proxies are authorized to vote on your behalf, using their best judgment, on any other business that properly comes before the annual meeting.

If your shares are held in the name of a bank, broker or other nominee (a “Nominee”), you will receive separate voting instructions from your Nominee describing how to vote your shares. The availability of Internet voting will depend on the voting process of your Nominee. Please check with your Nominee and follow the voting instructions your Nominee provides.

You should instruct your Nominee how to vote your shares. If you do not give voting instructions to the Nominee, the Nominee will determine if it has the discretionary authority to vote on the particular matter. Under applicable regulations, brokers and other intermediaries have the discretion to vote on routine matters, such as the ratification of the selection of an independent registered public accounting firm, but do not have discretion to vote on non-routine matters. Under applicable regulations, the uncontested election of directors is no longer considered a routine matter. As a result, if you are a beneficial owner and hold your shares in street name, but do not give your Nominee instructions on how to vote your shares with respect to Proposal 1 votes may not be cast on your behalf. Therefore, if you do not provide voting instructions to the Nominee, your Nominee may only vote in any other routine matters properly presented for a vote at the annual meeting, such as Proposal 2. If your Nominee indicates on its proxy card that it does not have discretionary authority to vote on a particular proposal, your shares will be considered to be “broker non-votes” with regard to that matter. Broker non-votes will be counted as present for purposes of determining whether enough votes are present to hold our annual meeting, but a broker non-vote will not otherwise affect the outcome of a vote.

How do I change my vote?

If you are a stockholder of record, you may revoke your proxy at any time before your shares are voted at the annual meeting by:

•        notifying our Chief Operating Officer and President, Michael J. Logozzo, by e-mail to proxy@realpha.com that you are revoking your proxy;

•        submitting a proxy at a later date via the Internet or telephone or by signing and delivering a proxy card relating to the same shares and bearing a later date than the date of the previous proxy prior to the vote at the annual meeting, in which case your later-submitted proxy will be recorded, and your earlier proxy revoked; or

•        attending (virtually) and voting at the annual meeting.

If your shares are held in the name of a Nominee, you should check with your Nominee and follow the voting instructions provided by your Nominee.

Who will count the votes?

A representative of Alliance Advisors LLC will tabulate the votes and act as the inspector of election.

What constitutes a quorum?

The holders representing a majority of the voting power of all outstanding shares of capital stock of the Company entitled to vote at the annual meeting, either present or represented by proxy, shall constitute a quorum. A quorum is necessary in order to conduct the annual meeting. If you choose to have your shares represented by proxy at the annual meeting, you will be considered part of the quorum. Both abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum. If a quorum is not present at the annual meeting, the annual meeting’s chairman may adjourn the meeting in accordance to Article II, Subsection 6 of our bylaws (as amended and restated, the “bylaws”). If an adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the meeting.

What vote is required to approve each proposal?

Election of Directors.    For Proposal 1, the election of directors, the nominees will be elected by a plurality of the votes of the shares of common stock present or represented by proxy and entitled to vote at the annual meeting. A plurality of the votes mean that the directors who receive the most votes in an election, though not necessarily a majority, will be elected. You may choose to vote, or withhold your vote, separately for each nominee. A properly executed proxy with voting instructions marked “WITHHOLD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for the purposes of determining whether there is a quorum.

Ratification of the Appointment of GBQ Partners, LLC as the Company’s Independent Registered Public Accounting Firm.    The affirmative vote of the holders of a majority of the votes cast by the stockholders entitled to vote at the annual meeting will be required for approval of Proposal 2. Abstentions are not votes cast and will have no effect on the outcome of this vote. Although ratification of the audit committee of the board of directors (the “audit committee”) appointment of GBQ Partners, LLC is not required, the audit committee will consider the outcome of this vote when making future decisions regarding the appointment of an independent registered public accounting firm.

Other Proposals.    So long as a quorum is present, in order to approve any other proposal that might properly come before the annual meeting, the affirmative vote of the holders of shares of common stock entitled to vote must exceed the votes cast against the proposal, except when a different vote is required by law or by our articles of incorporation.

Broker non-votes and abstentions by stockholders from voting (including brokers holding their clients’ shares of record who cause abstentions to be recorded) will be counted towards determining whether or not a quorum is present. However, with respect to Proposal 1, because broker non-votes are not votes cast affirmatively or negatively, they will have no effect on the approval of such proposal. With respect to Proposal 2, because abstentions are not votes cast affirmative or negatively, they will have no effect on the approval of such proposal.

What percentage of the Company’s common stock do our directors and officers own?

As of October 23, 2024, our current directors and executive officers beneficially owned approximately 73.91% of our common stock outstanding. See the discussion under the heading “Security Ownership of Certain Beneficial Owners and Management” on page 24 for more details.

Who is soliciting proxies, how are they being solicited, and who pays the cost?

We, on behalf of our board of directors, through our directors, officers, and employees, are soliciting proxies primarily by mail and the Internet. Proxies may also be solicited in person, by telephone, or by electronic communication. We will pay the cost of soliciting proxies. We will also reimburse stockbrokers and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the owners of our common stock.

We do not plan to employ a professional solicitation firm with respect to proposals to be presented at the annual meeting. However if, for example, we do not believe we will meet the quorum requirements set forth in our bylaws, we may retain a proxy solicitation firm to solicit proxies. If we do so, we will pay a fee for those services and will reimburse the proxy solicitation firm for payments made to brokers and other nominee holders for their expenses in forwarding soliciting material. We may also agree that the proxy solicitation firm’s fees may increase if certain changes in the scope of its services occur.

Who is the independent registered public accounting firm, and will they be represented at the annual meeting?

GBQ Partners, LLC served as the independent registered public accounting firm auditing and reporting on our consolidated financial statements for the eight-months ended December 31, 2023 and has been appointed to serve as our independent registered public accounting firm for the year ending December 31, 2024. We expect that representatives of GBQ Partners, LLC will be present at the annual meeting.

What are the recommendations of the board of directors?

The recommendations of our board of directors are set forth together with the description of each proposal in this proxy statement. In summary, the board of directors recommends a vote:

•        Proposal 1 — “FOR” the election of the director nominees; and

•        Proposal 2 — “FOR” the ratification of the appointment of GBQ Partners, LLC as our independent registered public accounting firm for the year ending December 31, 2024.

With respect to any other matter that properly comes before the annual meeting, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in their own discretion.

If you sign and return your proxy card but do not specify how you want to vote your shares, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the board of directors.

GOVERNANCE OF THE COMPANY

The following table sets forth the names and ages of the directors and executive officers serving as of October 30, 2024. Our officers may be appointed by the board of directors, Chief Executive Officer or President.

Name	Age	Position
Executive Officers
Giri Devanur	55	Chief Executive Officer and Chairman of the Board of Directors
Michael J. Logozzo	52	Chief Operating Officer and President
Rakesh Prasad	35	Interim Chief Financial Officer
Jorge Aldecoa	40	Chief Product Officer
Board of Directors
Monaz Karkaria	50	Director
Brian Cole(1)(2)(3)	43	Independent Director
Dimitrios Angelis(1)(2)(3)	54	Independent Director
Balaji Swaminathan(1)(2)(3)	59	Independent Director

____________

(1)      Member of the audit committee of the board of directors.

(2)      Member of the compensation committee of the board of directors.

(3)      Member of the nominating and governance committee of the board of directors.

Our business, property and affairs are managed by, or under the direction of, our board of directors, in accordance with the General Corporation Law of the State of Delaware (“DGCL”) and our bylaws. Members of the board of directors are kept informed of our business through discussions with the Chief Executive Officer, Chief Operating Officer and President, Chief Financial Officer and other key members of management, by reviewing materials provided to them by management, and by participating in meetings of the board of directors and its committees.

Stockholders may communicate with the members of the board of directors, either individually or collectively, or with any independent directors, individually or as a group, by writing to the board of directors at 6515 Longshore Loop, Suite 100, Dublin, OH 43017. These communications will be reviewed by the Company’s Corporate Secretary who, depending on the subject matter, will (i) forward the communication to the director or directors to whom it is addressed or who is responsible for the topic matter, (ii) attempt to address the inquiry directly (for example, where it is a request for publicly available information or a stock related matter that does not require the attention of a director), or (iii) not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic. At each meeting of the nominating and governance committee of the board of directors (the “governance committee”), the Company’s Corporate Secretary presents a summary of communications received, if any, and will make those communications available to any director upon request.

Executive Officers

Giri Devanur is our Chief Executive Officer and Chairman of the Board of Directors. Mr. Devanur became a member of our board of directors in April 2021 and its Chairman in April 2023. He is a serial business entrepreneur and an experienced chief executive officer who has been involved in capital planning and investor presentations as an executive officer for various companies. He has more than 25 years of experience in the information technology industry. In October 2020, Mr. Devanur began designing the early AI systems for the “reAlpha” concept, and formed reAlpha Tech Corp. (our former parent company) until April 2021, when he became the Company’s chief executive officer and president. Prior to Mr. Devanur’s involvement with the Company, he co-founded Taazu, Inc. in March 2018, an artificial-intelligence business travel assistant company, which was subsequently sold in March 2021, and in December 2019, Mr. Devanur also co-founded GenDeep, Inc., an investment analysis company, which was eventually dissolved in October 2020 due to COVID-19. Additionally, Mr. Devanur was a member of the board of directors of Coffee Day Enterprises Ltd., a public company listed on the National Stock Exchange of India from December 2020 to October 2024, and Saara, Inc., an AI-based e-commerce solutions company, since October 2019. Mr. Devanur has a master’s degree in Technology Management from Columbia University and a bachelor’s degree in computer engineering from the University of Mysore, India. He has attended Executive Education programs at the Massachusetts Institute of Technology and Harvard Law School. The board of directors believes that Mr. Devanur’s decades-long experience in the information technology industry and in positions of leadership in other companies will enable him to bring a wealth of strategic and business acumen to the board of directors.

Michael J. Logozzo is our Chief Operating Officer and President. Mr. Logozzo has worked with us since inception, and he was our Chief Financial Officer from inception until February 1, 2024. Mr. Logozzo also worked at the Company’s former parent company, reAlpha Tech Corp., from February 2021 till January 2022. Prior to his role at the Company, Mr. Logozzo was managing director for the Americas of L Marks, covering the U.S., Canada, and Latin America from May 2019 to March 2021. Prior to his employment with L Marks, he worked at BMW financial services (a $32 billion portfolio with 1.2 million customers) from 2001 to 2019 in multiple roles, including IT manager starting in February 2001, then process and quality manager, strategy manager, special project manager and general manager of financial services and operations in the Americas from May 2011 to April 2019. During his 18-year tenure, Mr. Logozzo was responsible for finance operations, innovation, and best practices integration at the automotive company’s Americas Regional Services Center in Columbus, Ohio and the headquarters in Munich, Germany. Mr. Logozzo holds a Management Information Systems Bachelor of Science (B.S.) from Youngstown State University, and a Business Administration, Management and Operations Masters of Business Administration (MBA) from Franklin University.

Rakesh Prasad is our Interim Chief Financial Officer, effective as of October 10, 2024. Mr. Prasad has over 10 years of finance reporting and audit experience. Mr. Prasad has been with the Company since May 2021 as a Director of reAlpha Techcorp Private Limited, one of the Company’s subsidiaries, as a Finance Controller from such date until January 2022 and as the Vice President of Finance since February 2022, where he directs the preparation and consolidation of the Company’s and its subsidiaries’ financial statements in accordance with U.S. GAAP and PCAOB standards, as well as assist the Company’s Chief Financial Officer in developing monthly management reports, long-term financial forecasts and annual budgets. Prior to joining the Company, Mr. Prasad was a Master Trainer at Ernst & Young LLP (“EY”) from November 2020 to May 2021, where he conducted technical and non-technical training sessions for income tax department officials, reviewed technical documents to ensure alignment with System Requirement Specifications (“SRS”) before publication, developed technical assessment questionnaire e-return intermediaries, and aided in compliance enforcement and service quality enhancement. Before EY, Mr. Prasad was the Founder at RPHR & Company, a chartered accountant firm, from May 2013 to May 2021, where he provided strategic insights in audit, certification and consulting services for its clients; directed its accounting and finance functions for clients, while also establishing policies related to revenue management, cash flow optimization, taxation and financial reporting; and led special projects encompassing internal and statutory audits, tax audits and certifications to ensure compliance with regulatory standards for its clients. Mr. Prasad has a Bachelor’s of Commerce from Sri Bhagawan Mahaveer Jain College, and he is a Chartered Account accredited by the Institute of Chartered Accountants of India.

Jorge Aldecoa is our Chief Product Officer, and he was our Chief Operating Officer from April 2023 to February 2024. Mr. Aldecoa brings over 12 years of experience in residential and commercial real estate and is an expert in acquisition, disposition, and asset management. Most recently he has served as vice president of operations for Transcendent Electra and managing broker of Transcendent Electra Realty & BUSB Realty from 2018 to 2022, when he joined the Company as President of reAlpha Asset Management, our former subsidiary. He brings experience in successfully leading the creation and implementation of a property management platform to facilitate the acquisition and management of 2,200 newly constructed single-family rental homes. He also gained experience as chief investment officer of Firm Capital American Realty Partners and interim chief operating officer for its predecessor from 2014 to 2017. Mr. Aldecoa holds a Residential Development and Property Management Bachelor’s degree of Science (B.S.) from Florida State University.

Controlled Company

Mr. Giri Devanur, who currently owns approximately 60.26% of the voting power of our outstanding common stock, will have the ability to control the outcome of matters submitted to our stockholders for approval, including the election of our directors, as well as the overall management and direction of our company. In the event of his death, the shares of our common stock that Mr. Devanur owns will be transferred to the persons or entities that he designates.

Because Mr. Devanur controls a majority of our outstanding voting power, we are a “controlled company” under the corporate governance rules for publicly-listed companies. For so long as we remain a controlled company, we are exempt from the obligation to comply with certain Nasdaq Capital Market (“Nasdaq”) corporate governance requirements, including:

•        our board of directors is not required to be comprised of a majority of independent directors;

•        our board of directors is not subject to the compensation committee requirement; and

•        we are not subject to the requirements that director nominees be selected either by the independent directors or a nomination committee composed solely of independent directors.

The controlled company exemptions do not apply to the audit committee requirement or the requirement for executive sessions of independent directors. We are required to disclose in our Annual Report on Form 10-K that we are a controlled company and the basis for that determination. Although we do not plan to take advantage of the exemptions provided to controlled companies, we may in the future take advantage of such exemptions.

Composition of Our Board of Directors

Our board of directors consists of five members, each of whom serves as a director pursuant to the board composition provisions of our certificate of incorporation, as amended and restated, and bylaws.

Director Independence

Our common stock is listed on Nasdaq under the symbol “AIRE”. Subject to the controlled company exemption described above, the listing rules of Nasdaq generally require that a majority of the members of a listed company’s board of directors be independent. In addition, the listing rules generally require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and governance committees be independent subject to the controlled company exemptions described above, as applicable to the compensation and governance committees.

Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (“Exchange Act”). In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries.

Our board of directors undertook a review of its composition, the composition of its committees and the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that, except with respect to Monaz Karkaria and Giri Devanur, none of our directors have relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the rules of Nasdaq and Rule 10A-3 and Rule 10C-1 under the Exchange Act. Only Monaz Karkaria and Giri Devanur are not independent under Nasdaq’s independence standards.

Audit Committee

Balaji Swaminathan, Brian Cole and Dimitrios Angelis serve as members of our audit committee. Under the national exchange listing standards and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent, subject to certain phase-in provisions. Each of Messrs. Swaminathan, Cole and Angelis meet the independent director standard under national exchange listing standards and under Rule 10-A-3(b)(1) of the Exchange Act. Balaji Swaminathan serves as chairman of our audit committee. Each member of the audit committee is financially literate and our board of directors has determined that Balaji Swaminathan qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

Our audit committee charter, which details the purpose and principal functions of the audit committee, includes responsibilities such as to:

•        appoint, compensate, and oversee the work of any registered public accounting firm employed by us;

•        resolve any disagreements between management and the auditor regarding financial reporting;

•        pre-approve all auditing and non-audit services;

•        retain independent counsel, accountants, or others to advise the audit committee or assist in the conduct of an investigation;

•        seek any information it requires from employees, all of whom are directed to cooperate with the audit committee’s requests-or external parties;

•        oversee and report to the board of directors regarding the Company’s major financial risk exposures, as well as areas including cybersecurity, information technology and data security risks;

•        meet with our officers, external auditors, or outside counsel, as necessary; and

•        oversee that management has established and maintained processes to assure our compliance with all applicable laws, regulations and corporate policy.

Compensation Committee

Balaji Swaminathan, Brian Cole and Dimitrios Angelis serve as members of our compensation committee (the “compensation committee”). Under the national exchange listing standards and applicable SEC rules, we are required to have at least two members of the compensation committee, all of whom must be independent, subject to certain phase-in provisions. Brian Cole serves as chairman of our compensation committee. Each of Messrs. Swaminathan, Cole and Angelis meet the independent director standard under national exchange listing standards applicable to members of the compensation committee.

Our compensation committee charter, which details the purpose and principal functions of the compensation committee, includes responsibilities such as to:

•        discharge the responsibilities relating to certain disclosures in public filings of the Company, including, but not limited to, in the Company’s proxy statement, and periodic reports, such as the Annual Report on Form 10-K and Quarterly Report on Form 10-Q;

•        discharge the responsibilities of the board of directors relating to compensation of our directors, executive officers and other key employees;

•        review and make recommendations to the board of directors in establishing appropriate incentive compensation and equity-based plans;

•        oversee the annual process of evaluation of the performance of our management; and

•        perform such other duties and responsibilities as enumerated in and consistent with the compensation committee’s charter.

The compensation committee charter permits the committee to retain or receive advice from a compensation consultant and outlines certain requirements to ensure the consultants independence or certain circumstances under which the consultant need not be independent. We have not retained such a consultant.

Nominating and Governance Committee

Balaji Swaminathan, Brian Cole and Dimitrios Angelis serve as members of our governance committee. The governance committee is composed entirely of independent directors. Messrs. Swaminathan, Cole and Angelis serve as members of our governance committee. Dimitrios Angelis serves as the chairman of our governance committee.

Our governance committee charter, which details the purpose and principal functions of the governance committee, includes responsibilities such as to:

•        assist the board of directors by identifying qualified candidates for director nominees, including through search firms to assist in identifying qualified director nominees, and to recommend to the board of directors the director nominees for the next annual meeting of stockholders;

•        establish procedures to be followed by stockholders in submitting recommendations for director candidates to the governance committee;

•        lead the board of directors and board of directors committees in their annual review of their performance;

•        recommend to the board director nominees for each committee of the board of directors; and

•        develop and recommend to the board of directors corporate governance guidelines applicable to us.

Board of Directors and Committees

The board of directors has three standing committees, the audit committee, the compensation committee and the governance committee (collectively, the “board committees”). All members of the board committees are non-employee directors who are deemed independent. During the transition period ended December 31, 2023, the board of directors held 2 meetings, the audit committee held 1 meeting, the compensation committee held 1 meeting, and the governance committee held no meetings. Each of our directors attended at least 75% of the meetings held by the board of directors and the board committees of which he or she is a member. We do not have a policy with regard to board of directors’ attendance at our annual meeting of stockholders. None of our directors or executive officers were selected as a result of an arrangement or understanding between him/her and any other person.

Compensation Committee Interlocks and Insider Participation

None of the members of the compensation committee was at any time during 2023 an officer or employee the Company. None of our executive officers serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Risk Oversight

Our audit committee is responsible for overseeing our risk management process. Our audit committee focuses on our general risk management policies and strategy, the most significant risks facing us, including risks associated with our audit, financial reporting, internal control, disclosure control, regulatory compliance and cybersecurity matters, and oversees the implementation of risk mitigation strategies by management. Our board of directors is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions.

Director Qualifications and Diversity

Our board of directors seeks independent directors who represent a diversity of backgrounds and experiences that will enhance the quality of the board of director’s deliberations and decisions. Our board of directors is particularly interested in maintaining a mix that includes individuals who are active or retired executive officers and senior executives, particularly those with experience in the real estate, technology and finance industries, and with real estate, finance and accounting, and entrepreneurship skills.

There is no difference in the manner in which the board of directors evaluates nominees for directors based on whether the nominee is recommended by a stockholder. In evaluating nominations, the board of directors also looks for depth and breadth of experience within our industry and otherwise, outside time commitments, special areas of expertise, accounting and finance knowledge, business judgment, leadership ability, experience in developing and assessing business strategies, corporate governance expertise, and for incumbent members of the board of directors, the past performance of the incumbent director.

Code of Business Conduct and Ethics

Our board of directors adopted a code of business conduct and ethics, or the “Code of Conduct,” applicable to all directors, executive officers and employees. The Code of Conduct is available on the “Investor Relations” portion of our website at www.realpha.com. The governance committee is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers and directors. In addition, we intend to post on our website all disclosures that are required by law or Nasdaq’s listing standards concerning any amendments to, or waivers of, any provision of the Code of Conduct.

Insider Trading Policy

Our policy against insider trading prohibits all officers, directors and employees from engaging in insider trading, and establishes procedures for those covered under the policy to both report violations and pre-clearance procedures that employees must go through in order to clear any transactions involving our securities. Clearance of a transaction is valid only for a 48-hours period, and if such transaction is not placed in such 48-hour period, clearance of the transaction must be re-requested. Our policy also establishes certain trading windows and black-out periods, to facilitate compliance with our policy. Additionally, mandatory pre-clearance is required from all our executive officers and directors, even during trading windows.

Board of Directors Diversity Matrix

As a Nasdaq listed company, we are required to disclose board level diversity statistics. The following table sets forth the relevant information of the current members of the board of directors.

Board of Directors Diversity Matrix (as of October 30, 2024)
Total Number of Directors	5
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	4	0	0
Part II: Demographic Background
Hispanic or Latino	0	0	0	0
Native American or Alaskan Native	0	0	0	0
Asian	1	2	0	0
Black or African American	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	0	2	0	0
Two or More Races or Ethnicities	0	0	0	0
LGTBQ+	0
Did Not Disclose Demographic Background	0

Clawback Policy

We have adopted a compensation recovery policy designed to comply with the mandatory compensation “clawback” requirements under Nasdaq rules (the “Clawback Policy”). Under the Clawback Policy, in the event of certain accounting restatements, we will be required to recover erroneously received incentive-based compensation from our executive officers representing the excess of the amount actually received over the amount that would have been received had the financial statements been correct in the first instance. The compensation committee has discretion to make certain exceptions to the clawback requirements (when permitted by Nasdaq rules) and ultimately determine whether any adjustment will be made under the Clawback Policy.

Family Relationships

There are no family relationships among any of our executive officers or directors.

Involvement in Certain Legal Proceedings

With the exception of Mr. Devanur, as described below, none of our directors or executive officers has, during the past ten years:

•        been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•        had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•        been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•        been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•        been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•        been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Parent Company Litigation

On December 27, 2021, Ms. Valentina Isakina, a board advisor of our former parent company, reAlpha Tech Corp., (the “Parent Company”) filed a lawsuit in the United States District Court for the Southern District of Ohio (the “District Court”) against the Parent Company in connection with her termination package. After three months of service, the Parent Company discontinued her services as she was not the right fit for the Parent Company’s needs. reAlpha Tech Corp. contends that pursuant to the terms of her employment agreement, she was offered 12,500 shares of reAlpha Tech Corp., to vest over a period of time, however, she never accepted the shares. Ms. Isakina, on the other hand, contends she is owed up to 5% from reAlpha Tech Corp. in connection with an alleged agreement to serve on the board of directors. reAlpha Tech Corp. denied the existence of such agreement.

On November 3, 2023, an order was served by the District Court in connection with this proceeding (the “Court Order”). The Court Order granted summary judgment against Ms. Isakina and in favor of the Company, regarding Ms. Isakina’s claims of relief, including breach of contract claims, promissory estoppel and unjust enrichment. Then, Ms. Isakina then appealed to the United States Court of Appeals for the Sixth Circuit (the “Appeals Court”). Subsequent to Ms. Isakina’s filing with the Appeals Court, the Company and Ms. Isakina entered into a settlement agreement (the “Settlement Agreement”), pursuant to which the Company agreed to pay Ms. Isakina an amount agreed upon by the parties of cash in exchange for a full and final settlement of all judgments and claims that have been asserted by Ms. Isakina against the Company, its subsidiaries, affiliates and others (the “Settlement Amount”). The Company paid the Settlement Amount to Ms. Isakina on February 20, 2024, and Ms. Isakina filed her stipulation of dismissal of her claims with prejudice with the Appeals Court on the same date.

India Proceeding Involving Giri Devanur

In 2006, Mr. Devanur became the CEO of an India-based company named Gandhi City Research Park, Private Limited (“Gandhi City Research Park”). Gandhi City Research Park was liquidated as a result of the Lehman Brothers collapse in 2009. In 2010, an investor in Gandhi City Research Park filed a fraud complaint with the Cubbon Park Police Station in Bengaluru, India, against, among others, Mr. Devanur. In 2014, the Cubbon Park Police dismissed all claims. Subsequently, in 2015 the investor appealed the Cubbon Park Police’s decision before the Lower Court. In November 2018, the Lower Court issued a criminal summons against, among others, Mr. Devanur. Mr. Devanur petitioned the High Court to quash the summons. By order dated March 27, 2023, the High Court granted Mr. Devanur’s petition and ordered the Lower Court to reconsider the investor’s appeal. On August 3, 2023, the Lower Court decided to uphold the Cubbon Park Police’s decision and close the criminal case against Mr. Devanur. On December 4, 2023, Mr. Devanur received a petition to challenge the Lower Court’s order to uphold the Cubbon Park Police’s decision and close Mr. Devanur’s criminal case. Mr. Devanur is vigorously contesting this petition.

Malpractice Lawsuit

On May 8, 2023, the Company filed a malpractice lawsuit with the United States District Court for the Southern District of Ohio, Eastern Division, against Buchanan, Ingersoll & Rooney, PC (“Buchanan”), Rajiv Khanna (“Khanna”) and Brian S. North (“North,” together with Buchanan and Khanna, the “Buchanan Legal Counsel”). The complaint alleges that the Buchanan Legal Counsel failed to provide proper and timely legal advice during the Company’s Tier 2 Regulation A offering, resulting in late Blue Sky notice filings with all required states prior to the Company offering and selling securities in those states. As a result, the Company was subject to a number of inquiries, investigations, and subpoenas by the various states, incurring significant legal fees and fines, lost opportunity due to pausing its Regulation A campaign, in addition to the loss of a $20 million institutional investment. The Company is seeking the forfeit of all legal fees associated with this matter, the award of legal fees to bring this matter to action, and further legal and equitable relief as the Court deems just and proper.

Emerging Growth Company and Smaller Reporting Company Status

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements, including reduced disclosure about our executive compensation arrangements. For so long as we remain an emerging growth company, we will not be required to submit certain executive compensation matters to our stockholders for advisory votes, such as “say on pay” and “say on frequency” votes, as well as include the pay versus performance disclosures in a proxy statement. We will remain an emerging growth company until the earlier of: (1) (a) the last day of the fiscal year ending after the fifth anniversary of our initial public offering, (b) the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion, or (c) the last day of the fiscal year in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30; and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as the market value of our voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

EXECUTIVE COMPENSATION

Named Executive Officers

Our named executive officers and their respective positions for the transition period ended December 31, 2023 were:

•        Giri Devanur, Chief Executive Officer;

•        Michael J. Logozzo, former Chief Financial Officer and current Chief Operating Officer and President; and

•        Jorge Aldecoa, former Chief Operating Officer and current Chief Product Officer.

Summary Compensation Table

The compensation of our named executive officers has been paid by the Company as detailed in the table below. Additionally, we changed our fiscal year end from April 30 to December 31, effective as of December 31, 2023. Accordingly, the following table contains information about the compensation paid to or earned by each of our named executive officers and their respective positions with the Company during the transition period ended December 31, 2023 and year ended April 30, 2023. Rakesh Prasad, our current Interim Chief Financial Officer, is not included as he was appointed effective as of October 10, 2024.

Name and Principal Position	Period Ended	Salary ($)		Stock Awards ($)	All other compensation ($)		Total Compensation ($)
Giri Devanur	December 31, 2023	100,000		—	16,667	(1)	116,667
Chief Executive Officer	April 30, 2023	150,000		—	25,000	(1)	175,000
Michael J. Logozzo	December 31, 2023	93,333		—	—		93,333
Former Chief Financial Officer	April 30, 2023	140,000		—	—		140,000
(Current Chief Operating Officer and President)(2)
Jorge Aldecoa	December 31, 2023	133,333		—	—		133,333
Former Chief Operating Officer	April 30, 2023	133,334	(4)	—	—		133,334
(Current Chief Product Officer)(3)

____________

(1)      “All other compensation” for Mr. Devanur is his compensation for services as a member of our board of directors for the transition period ended December 31, 2023 and year ended April 30, 2023, respectively.

(2)      On February 1, 2024, Mr. Logozzo was appointed as our Chief Operating Officer and President, and Michael Frenz was appointed as our new Chief Financial Officer. Subsequently, on July 12, 2024, Mr. Frenz was terminated as our Chief Financial Officer, and Mr. Logozzo was appointed as Interim Chief Financial Officer. Following Mr. Frenz’s termination, William B. Miller was then appointed Chief Financial Officer on August 19, 2024, and Mr. Logozzo remained as Chief Operating Officer and President. Then, following Mr. Miller’s resignation on October 10, 2024, Rakesh Prasad was appointed as the Interim Chief Financial Officer on the same date.

(3)      On February 1, 2024, Mr. Aldecoa was appointed as our Chief Product Officer.

(4)      Represents pro-rated amount for Mr. Aldecoa’s annual salary from September 1, 2022 until April 30, 2023.

Employment Agreements with Executive Officers

Employment Agreement with Giri Devanur

The Company entered into an employment agreement with Giri Devanur on September 1, 2021. Pursuant to Mr. Devanur’s employment agreement, he will serve as the Company’s Chief Executive Officer until his agreement is terminated by either Mr. Devanur or the Company.

By letter agreement, dated April 11, 2023, the Company entered into an updated employment agreement with Mr. Devanur, which provides for a base salary of $150,000. Mr. Devanur’s base salary was subsequently adjusted by the compensation committee on February 1, 2024 to $250,000, retroactive to January 1, 2024 pursuant to the terms of his employment agreement, which provides that his base salary would be adjusted following a successful public offering resulting in gross proceeds to the Company of $8,000,000 or more, subject to the compensation committee’s approval. Moreover, pursuant to an amendment to his employment agreement dated February 1, 2024, Mr. Devanur is entitled to additional compensation in the form of a discretionary bonuses of up to 66.7% of his then base salary based on the achievement of certain performance targets to be established by the compensation committee, which will be payable no later than two and a half months after the fiscal year to which these performance targets relate to, and certain benefits such as unlimited vacation, health insurance and others. Pursuant to the February 1, 2024 amendment to his employment agreement, Mr. Devanur is also eligible to participate in the reAlpha Tech Corp.’s 2022 Equity Incentive Plan (the “2022 Plan”), and may receive equity awards pursuant to the 2022 Plan and in accordance to the Company’s long-term equity incentive awards program (the “LTI Awards”), which LTI Awards are subject to certain performance criteria and metrics that will be established by the compensation committee, including satisfying financial, operational and other metrics. Mr. Devanur or the Company may terminate the updated employment agreement at any time upon written notice to the other party. Devanur’s employment agreement has a confidentiality provision and a non-compete for a period of two (2) years following the termination of his employment.

Employment Agreement with Michael J. Logozzo

The Company entered into an employment agreement with Michael J. Logozzo on February 21, 2021. Pursuant to Mr. Logozzo’s employment agreement, he would serve as the Company’s Chief Financial Officer until his agreement is terminated by either Mr. Logozzo or the Company.

By letter agreement, dated April 11, 2023, the Company entered into an updated employment agreement with Mr. Logozzo, which provides for a base salary of $140,000. Mr. Logozzo’s base salary was subsequently adjusted by the compensation committee on February 1, 2024 to $250,000, retroactive to January 1, 2024 pursuant to the terms of his employment agreement, which provides that his base salary would be adjusted following a successful public offering resulting in gross proceeds to the Company of $8,000,000 or more, subject to the compensation committee’s approval.

Moreover, pursuant to an amendment to his employment agreement dated February 1, 2024, Mr. Logozzo is entitled to additional compensation in the form of a discretionary bonuses of up to 66.7% of his then base salary based on the achievement of certain performance targets to be established by the compensation committee, which will be payable no later than two and a half months after the fiscal year to which these performance targets relate to, and certain benefits such as unlimited vacation, health insurance and others. Pursuant to the February 1, 2024 amendment to his employment agreement, Mr. Logozzo is also eligible to participate in the 2022 Plan, and may receive equity awards pursuant to the 2022 Plan and in accordance to the Company’s LTI Awards, which LTI Awards are subject to certain performance criteria and metrics that will be established by the compensation committee, including satisfying financial, operational and other metrics. Mr. Logozzo or the Company may terminate the updated employment agreement at any time upon written notice to the other party. Mr. Logozzo’s employment agreement has a confidentiality provision and a non-compete for a period of two (2) years following the termination of his employment.

Employment Agreement with Rakesh Prasad

The Company entered into an employment agreement with Rakesh Prasad on January 16, 2023. Pursuant to the employment agreement, Mr. Prasad will serve as the Company’s Vice President of Finance until his agreement is terminated by either Mr. Prasad or the Company.

In accordance with the employment agreement, Mr. Prasad is entitled to receive: (i) an annual base salary of $85,000; (ii) an annual discretionary bonus of up to $15,000 based on the achievement of certain performance targets; (iii) relocation expenses for Mr. Prasad’s relocation from India to the Company’s U.S. office; and (iv) certain other benefits such as unlimited vacation, health insurance and others. Mr. Prasad or the Company may terminate the employment agreement at any time upon written notice to the other party, and it contains customary confidentiality provisions, intellectual property assignment provisions and a non-compete for a period of two years following the termination of his employment. In connection with his appointment as Interim Chief Financial Officer of the Company, the Company and Mr. Prasad entered into an amendment to his employment agreement, effective as of October 11, 2024, which increased Mr. Prasad’s base salary to $150,000 per year, effective as of October 11, 2024, until such time either a new Chief Financial Officer is appointed or Mr. Prasad is appointed as Chief Financial Officer of the Company.

Employment Agreement with Jorge Aldecoa

The Company entered into an employment agreement with Jorge Aldecoa on September 1, 2022. Pursuant to Mr. Aldecoa’s employment agreement, he will serve as the Company’s chief operating officer until his agreement is terminated by either Mr. Aldecoa or the Company.

By letter agreement, dated April 11, 2023, the Company entered into an updated employment agreement with Mr. Aldecoa, which provides for a base salary of $200,000. Mr. Aldecoa’s base salary was subsequently adjusted by the compensation committee on February 1, 2024 to $215,000, retroactive to January 1, 2024 pursuant to the terms of his employment agreement, which provides that his base salary would be adjusted following a successful public offering resulting in gross proceeds to the Company of $8,000,000 or more, subject to the compensation committee’s approval.

Moreover, pursuant to an amendment to his employment agreement dated February 1, 2024, Mr. Aldecoa is entitled to additional compensation in the form of a discretionary bonuses of up to 66.7% of his then base salary based on the achievement of certain performance targets to be established by the compensation committee, which will be payable no later than two and a half months after the fiscal year to which these performance targets relate to, and certain benefits such as unlimited vacation, health insurance and others. Pursuant to the February 1, 2024, amendment to his employment agreement, Mr. Aldecoa is also eligible to participate in the 2022 Plan, and may receive equity awards pursuant to the 2022 Plan and in accordance to the Company’s LTI Awards, which LTI Awards are subject to certain performance criteria and metrics that will be established by the compensation committee, including satisfying financial, operational and other metrics. Mr. Aldecoa or the Company may terminate the updated employment agreement at any time upon written notice to the other party. Mr. Aldecoa’s employment agreement has a confidentiality provision and a non-compete for a period of two (2) years following the termination of his employment.

Outstanding Equity Awards at December 31, 2023

The Company had no outstanding equity awards as of December 31, 2023.

Equity Incentive Plan

We maintain the 2022 Plan, under which we may grant awards to our employees, officers and directors and certain other service providers. The compensation committee of our board of directors administers the 2022 Plan. The 2022 Plan permits grants of awards to eligible employees, consultants and other service providers. The aggregate number of shares of common stock that may be issued under the 2022 Plan may not exceed 4,000,000 shares of common stock, of which 3,780,961 remain available for issuance. All of our current employees, consultants and other service providers are eligible to be granted awards under the 2022 Plan. Eligibility for awards under the 2022 Plan is determined by the board of directors at its discretion.

The 2022 Plan permits the discretionary award of incentive stock options (“ISOs”), non-statutory stock options (“NQSOs”), stock awards (which may have varying vesting schedules and be subject to lock-up periods at the board of directors’ discretion) and other equity awards to selected participants. Unless sooner terminated, no ISO may be granted under the 2022 Plan on or after the 10th anniversary of the Effective Date (as defined in the 2022 Plan).

The compensation committee has the sole discretion in setting the vesting period and, if applicable, exercise schedule of an award, determining that an award may not vest for a specified period after it is granted and accelerating the vesting period of an award. The plan administrator determines the exercise or purchase price of each award, to the extent applicable. The 2022 Plan does not allow for the assignment, transfer or exercise of awards other than by will or the laws of descent and distribution.

Unless otherwise provided by the participant’s Option Award Agreement or Stock Award Agreement (as both terms are defined in the 2022 Plan) issued pursuant to the 2022 Plan, upon the participant’s termination for any reason, including but not limited to death, Disability (as defined in the 2022 Plan), voluntary termination nor involuntary termination with or without Cause (as defined in the 2022 Plan), all unvested equity awards in the form of options or shares shall be forfeited. Vested options, unless otherwise provided, will remain exercisable for three (3) months following termination of the participant if such termination is for any reason other than death, Disability or termination for Cause. In case the participant’s separation from service is due to death or Disability, then the vested options will be exercisable for a period of twelve (12) months thereafter. In case the participant’s termination is for Cause, the participant will immediately forfeit any and all options issued to such participant under the 2022 Plan.

The 2022 Plan also provides the Company with a right of repurchase all or portion of the shares awarded to the participant under the 2022 Plan, which may be exercised in case a participant separates from service for any reason, at a price equal to the fair market value, as determined by the board of directors. In the event of a Change in Control (as defined in the 2022 Plan), the board of directors will have the sole discretion to address the treatment of a participant’s unvested awards in connection with such Change in Control in the participant’s award agreement.

The board of directors may modify, amend or terminate the plan at any time, provided that no such modification, amendment or termination of the 2022 Plan materially affects the rights of a participant under a previously granted award without that participant’s consent. Further, the board of directors cannot, without the approval of the Company’s stockholders, amend this plan: (i) increase the number of common stock with respect to the ISOs that may be granted under the 2022 Plan; (ii) make any changes in the class of employees eligible to receive the ISOs under the plan; (iii) without stockholder approval if required by applicable law.

DIRECTOR COMPENSATION

The following table presents the total compensation earned and/or paid to non-employee and employee member directors of our board of directors during the transition period ended December 31, 2023. Our non-executive directors are entitled to an annual compensation of $25,000, payable in cash in quarterly installments of $6,250, plus reimbursements for reasonable travel expenses, and out-of-pocket costs incurred in attending meetings of our board of directors or events attended on behalf of the Company.

Mr. Giri Devanur, our chief executive officer and chairman of the board of directors, received a total of $16,667 for his service as a member of our board of directors during the transition period presented below. Mr. Devanur’s total compensation for service as an employee and as a member of our board of directors is presented under the heading “Summary Compensation Table” above.

On May 16, 2024, Mr. Angelis and Mr. Swaminathan each received 49,505 fully vested shares of our common stock as a one-time discretionary bonus for their service as members of our board of directors during the transition period ended December 31, 2023, in addition to their cash compensation described above.

Name	Period Ended	Fees Earned and Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($)	Total ($)
Giri Devanur	December 31, 2023	16,667	—	—	16,667
Monaz Karkaria	December 31, 2023	16,667	—	—	16,667
Brian Cole	December 31, 2023	16,667	—	—	16,667
Dimitrios Angelis	December 31, 2023	16,667	—	—	16,667
Balaji Swaminathan	December 31, 2023	16,667	—	—	16,667

____________

(1)      Represents the pro-rated amount earned by the directors above during the transition period ended December 31, 2023.

PROPOSAL 1 — ELECTION OF DIRECTORS

Nominees for Election

The board of directors is comprised of five members. Our board of directors, upon the recommendation of the governance committee, has nominated our five directors for re-election at the annual meeting. Each nominee has agreed, if elected, to serve until the election and qualification of his or her successor. If any nominee is unable to stand for election, which circumstance we do not anticipate, the board of directors may provide for a lesser number of directors or designate a substitute. In the latter event, shares represented by proxies may be voted for a substitute nominee.

If a quorum is present at the annual meeting, then nominees will be elected by a plurality of the votes cast. There is no cumulative voting in the election of directors.

The following biographical information is furnished as to each nominee for election as a director:

Giri Devanur, refer to “Governance of the Company” section above for Mr. Devanur’s biographical information.

Brian Cole has been a member of our board of directors since April 2021. Mr. Cole has also acted as the managing director of Baird’s Technology and Services Investment Banking Group since March 2010. In that role, Mr. Cole leads merger and acquisition and capital raising transactions, advising premier tech-enabled outsourcing companies. Prior to joining Baird’s Technology Services Investment Banking Group, Mr. Cole was a manager in PricewaterhouseCoopers’ Transaction Services practice where he led mergers and acquisitions advisory and financial due diligence engagements for private equity and corporate clients including leveraged buyouts, mergers, carve-out divestitures, take-privates, and joint ventures. Brian received his M.B.A. from Indiana University’s Kelley School of Business and a Bachelor’s of Science (B.S.) in business from the same institution with honors. The board of directors believes that Mr. Cole’s substantial experience in the financial services and investment banking industries will enable him to bring strategic insights to the board of directors.

Monaz Karkaria was our Chief Operating Officer from inception until her resignation from those roles in January 2022. In January 2022, she became a member of our board of directors. Ms. Karkaria has been investing in rental properties since 1999 and has been a part of over 100 real estate transactions. Ms. Karkaria is the owner and founder of Ben Zen Investments LLC and Ben Zen Properties LLC since 2013. Ms. Karkaria was also a social director at ZANT, a non-profit organization from 2015 to 2017. Further, Ms. Karkaria was a business consultant in Brazil from 2006 to 2008. Ms. Karkaria holds a Bachelor’s degree from the All India Institute of Physical Medicine and Rehabilitation. The board of directors believes that Ms. Karkaria’s substantial experience in the real estate industry will enable her to bring real estate business insights to the board of directors.

Dimitrios Angelis became a member of our board of directors in April 2023. Mr. Angelis is an accomplished business strategist who brings over two decades of experience as general counsel from several multinational companies. Since January 2017, he has been the managing member of Pharma Tech Law LLC, a law firm that specializes in the life sciences field. Further, since June 2017, he has acted as the President, co-founder and chairman of the board of directors of Sparta Biomedical Inc., a privately-held developer of orthopedic solutions. Mr. Angelis has also been a member of the board of directors of The One Group (NASDAQ: STKS) since March 2018, and from March 2015 to March 2020, he served as Star Equity Holding, Inc. (f/k/a/ Digirad) (NASDAQ: STRR) board of directors’ chairperson of the compensation committee. Mr. Angelis has a Bachelor of Arts (B.A.) in Philosophy and English from Boston College, a Master of Arts (M.A.) in Behavioral Science from California State University and a Juris Doctor (J.D.) from NYU School of Law. Our board of directors believes that Mr. Angelis’ substantial experience as an accomplished attorney, negotiator and general counsel to public and private companies in the healthcare field will enable him to bring a wealth of strategic, legal and business acumen to the board of directors.

Balaji Swaminathan became a member of our board of directors in April 2023. Mr. Swaminathan is an accomplished business leader with extensive experience in financial services and entrepreneurship. Since 2018, Mr. Swaminathan has been the founder, chief executive officer and a member of the board of directors of SAIML Pte Ltd, a Singapore-based Capital Markets Services licensed company that provides personalized wealth management solutions for ultra-high net worth customers. Prior to his entrepreneurial pursuits, Mr. Swaminathan also held several key leadership roles in major financial institutions, including serving as President of Westpac International from 2012 to 2019. Mr. Swaminathan also holds multiple directorships with Singapore-based private companies in the finance industry, including S Cube Digilytics Venture Pte Ltd., Turbo Tech Ltd. and Allied Blenders and Distillers Limited since 2022; AT Holdings Pte Ltd. Since 2019; and Vibgyor Realty & Investments Private Limited since 2018. Mr. Swaminathan has a Bachelor’s of Commerce (B.C.) in Finance from St. Xavier’s College, a Finance degree from The Institute of Chartered Accountants of India, a Finance Cost & Works degree from The Institute of Cost & Works Accountants of India and an Advanced Management Program from Harvard Business School. The board of directors believes that Mr. Swaminathan substantial experience in the financial services industry as well as in positions of leadership in other companies will enable him to bring a wealth of strategic and business insights to the board of directors.

We believe that the experience of the members of our board of directors, together with the expertise brought to our operations by Mr. Devanur, will help us achieve our goals of developing and commercializing our products and technologies. For these reasons, we concluded that each of these individuals should serve as a director.

Vote Required and Recommendation

The affirmative vote of the holders of a plurality of the shares of common stock present or represented by proxy and entitled to vote on the nominees will be required to approve each nominee. This means that the five nominees receiving the most votes for election will be elected.

The board of directors recommends a vote “FOR” each of the nominees.

PROPOSAL 2 — RATIFICATION OF THE APPOINTMENT
OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee approved the engagement of GBQ Partners, LLC (“GBQ”) as our independent registered public accounting firm for our transition period ended December 31, 2023 and our fiscal year ended April 30, 2022. Stockholder ratification of the selection of GBQ as our independent registered public accounting firm is advisory only and is not required by our bylaws or the DGCL. The board of directors seeks such ratification as a matter of good corporate practice. Should the stockholders fail to ratify the selection of GBQ as our independent registered public accounting firm, the audit committee will reconsider whether to retain that firm in the future.

In making its recommendation to the board of directors that stockholders ratify the appointment of GBQ as our independent registered public accounting firm for the year ending December 31, 2024, the audit committee considered whether GBQ’s provision of non-audit services is compatible with maintaining its independence. The audit committee approved the audit fees, audit-related fees, tax fees and all other fees described below and believes such fees are compatible with the independence of GBQ.

The following table presents aggregate fees for professional audit services rendered by GBQ for the audit of our consolidated financial statements for the transition period ended December 31, 2023 and year ended April 30, 2023, respectively, and fees billed for other services rendered by GBQ during those periods.

	Period ended
	December 31, 2023	April 30, 2023
Audit-Related Fees(1)	$69,000	$50,000
Tax Fees(2)	68,762	66,132
All Other Fees	42,313	75,908
Total	$180,075	$192,040

____________

(1)      These amounts represent fees for professional services rendered for the audits of our consolidated financial statements included in this report, reviews of the quarterly consolidated financial statements included in our quarterly reports on Form 10-Q, statutory audits, and other SEC filings and accounting consultations on matters related to the annual audits or interim reviews.

(2)      This amount represents fees for tax consulting and compliance services in our U.S. and non-U.S. locations.

Audit Committee Pre-Approval Policy

Consistent with requirements of the SEC and the Public Company Accounting Oversight board of directors (“PCAOB”) regarding auditor independence, the audit committee (i) appoints, retains and terminates; (ii) negotiates and sets the compensation of; and (iii) oversees the performance of the independent registered public accounting firm. In recognition of this responsibility, the audit committee has established a pre-approval policy for all audit and permitted non-audit services performed by our independent auditors to ensure that providing such services does not impair the auditors’ independence.

The annual audit services engagement terms and fees will be subject to the specific pre-approval of the audit committee. In addition to the annual audit services engagement approved by the audit committee, the audit committee may grant general pre-approval to other audit services, which are those services that only the independent auditor reasonably can provide. These general pre-approved audit services include (a) audit services, such as statutory audits, services associated with SEC registration statements, periodic reports and other SEC filings; (b) audit-related services, such as due diligence pertaining to potential business acquisitions, financial statement audits of employee benefit plans and consultations; (c) tax-services; and (d) other services that are permissible and that would not impair the independence of our independent registered public accounting firm. Pre-approval for these general audit services last for 12 months from the pre-approval date, and must involve fees of less than $100,000. Any services that have not been generally pre-approved or that exceed the approved fee levels must be specifically pre-approved. Specific pre-approval must be obtained from the audit committee.

The audit committee may also delegate the authority to the chairman of the audit committee, Mr. Swaminathan, to pre-approve audit and permitted non-audit services to be provided by our independent auditor so long as such services are subsequently reported to and approved by the full audit committee at its next scheduled meeting. The audit committee approved all services provided by, and all fees paid to, GBQ. The audit committee has considered the services provided by GBQ as described above and has determined that such services are compatible with maintaining GBQ’s independence.

GBQ Partners, LLC Representatives at Annual Meeting

We expect that representatives of GBQ will be present at the annual meeting.

Vote Required and Recommendation

The affirmative vote of the holders of a majority of the votes cast by the stockholders entitled to vote at the annual meeting will be required for approval of this Proposal 2. Abstentions are not votes cast and will have no effect on the outcome of this vote.

The board of directors unanimously recommends you vote “FOR” ratification of the appointment of GBQ Partners, LLC as our independent registered public accounting firm for the year ending December 31, 2024.

REPORT OF THE AUDIT COMMITTEE

The following report of the audit committee of the board of directors shall not be deemed incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate it by reference therein.

The audit committee of the board of directors has:

•        reviewed and discussed the Company’s audited consolidated financial statements for the transition period ended December 31, 2023 with management;

•        discussed with the Company’s independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight board of directors and the Securities and Exchange Commission; and

•        received the written disclosures and letter from the independent auditors required by the applicable requirements of the Public Accounting Oversight board of directors regarding the independent auditors communications with the audit committee concerning independence, and has discussed with the independent auditor the independent auditor’s independence.

In reliance on the review and discussions referred to above, the audit committee recommended to the board of directors that the consolidated financial statements audited by GBQ Partners, LLC for the transition period ended December 31, 2023 be included in its Transition Report on Form 10-KT for such transition period.

Audit Committee of the Board of Directors

Balaji Swaminathan, Chairman
Brian Cole
Dimitrios Angelis

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows information known to us about beneficial ownership of our common stock by:

•        each of our directors;

•        each individual identified as a named executive officer in the section of this report titled “Executive Compensation”;

•        all of our directors and executive officers as a group; and

•        each stockholder known by us to beneficially own 5% or more of our common stock.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options, warrants or other convertible securities held by that person or entity that are currently exercisable or exercisable within 60 days of October 23, 2024. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Applicable percentage ownership is based on 45,864,503 shares of our common stock outstanding as of October 23, 2024.

To our knowledge, except as indicated in the footnotes to the following table and subject to state community property laws where applicable, all beneficial owners named in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)(2)	Percentage of Shares Beneficially Owned
Directors and Named Executive Officers
Monaz Karkaria	2,947,991	6.43%
Brian Cole	368,499	*
Dimitrios Angelis	49,505	*
Balaji Swaminathan	49,505	*
Giri Devanur	27,637,410	60.26%
Michael J. Logozzo	2,199,938	4.80%
Rakesh Prasad(3)	276,473	*
Jorge Aldecoa	368,499	*
All current executive officers and directors as a group (8 persons)	33,897,721	73.91%

____________

*        Less than one percent.

(1)      The address of each executive officer and director is 6515 Longshore Loop, Suite 100, Dublin, OH 43017.

(2)      Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act, and is generally assigned to the person holding voting power and/or investment power with respect to securities. With the exception of the securities beneficially owned by our officers and directors and their affiliates, the ownership of the shares of common stock listed above were determined using public records. These amounts are based upon information available to the Company as of the date of this filing.

(3)      Includes (i) 276,374 shares held directly by Mr. Prasad, and (ii) 99 shares held indirectly through Mr. Prasad’s spouse.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

Our board of directors has adopted a related-person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification for the review of any transaction, arrangement or relationship, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act of 1933, as amended, in which we are a participant, the amount involved exceeds $120,000 and one of our executive officers, directors, director nominees or each person whom we know to beneficially own more than 5% of our outstanding shares of common stock (a “5% stockholder”) (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related-person transaction,” the related person must report the proposed related-person transaction to the Company’s general counsel. The policy calls for the proposed related-person transaction to be reviewed by and if deemed appropriate approved by, the audit committee of our board of directors after full disclosure of the related-person interest in the transaction. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the audit committee will review and, in its discretion, may ratify the related-person transaction. The policy also permits the chair of the audit committee to review, and if deemed appropriate approve, proposed related-person transactions that arise between audit committee meetings, subject to ratification by the audit committee at its next meeting. Any related-person transactions that are ongoing in nature will be reviewed annually.

A related-person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the committee will review and consider:

•        the related person’s interest in the related-person transaction;

•        the approximate dollar amount involved in the related-person transaction;

•        the approximate dollar amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•        whether the transaction was undertaken in the ordinary course of our business;

•        whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

•        the purpose of, and the potential benefits to us of, the related-person transaction; and

•        any other information regarding the related-person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The audit committee may approve or ratify the transaction only if the audit committee determines that, under all of the circumstances, the transaction is not inconsistent with our best interests. The audit committee may impose any conditions on the related-person transaction that it deems appropriate.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the compensation committee of our board of directors in the manner specified in its charter.

Related Party Transactions

myAlphie LLC

Effective May 17, 2023, the Company (the “Seller”) entered into a Second Amendment to an agreement (the “Second Amendment”) to finalize a transaction that was originally agreed to through a Membership Interest Purchase Agreement dated December 31, 2022 (the “Purchase Agreement”), with Turnit Holdings, LLC, an Ohio limited liability company (the “Buyer”). The Buyer is an indirect subsidiary of Crawford Hoying, which is owned and partially controlled by Brent Crawford, former chairman of the Company’s board of directors and more than 5% beneficial ownership of the Company’s common stock. CH REAlpha Investments, LLC, and CH REAlpha Investments II, LLC are also managed by Mr. Crawford. The Purchase Agreement was previously amended by a Letter Agreement dated March 11, 2023 (the “First Amendment”), which was entered into between the Buyer and Seller. The Purchase Agreement provided for the Buyer’s acquisition of all the issued and outstanding membership interests of myAlphie, LLC, subsequent to its conversion from a Delaware corporation to a Delaware limited liability company.

Prior to the execution of the Purchase Agreement and pursuant to the Downstream Merger, the Company held myAlphie LLC as a subsidiary, along with (a) all its technology and intellectual property, and (b) two on-demand promissory notes in the amounts of $975,000 and $4,875,000 payable to CH REAlpha Investments, LLC, and CH REAlpha Investments II, LLC, respectively (together, the “Promissory Notes”). Upon closing of the Purchase Agreement (a) the Seller sold all of its interests in myAlphie LLC, and (b) the Buyer assumed the Seller’s remaining liabilities and outstanding obligations under the Promissory Notes.

SAIML Capital Pte. Limited Joint Venture

On November 15, 2022, the Company and SAIML Capital Pte. Limited (“SAMIL”), a Singapore-based asset management firm, signed a binding term sheet to form a joint venture to invest $40.8 million in equity in rent-ready short-term rental properties. Balaji Swaminathan, who was appointed as a member of our board of directors in April 2023, is the chief executive officer and director of SAIML. The joint venture, once formed, would have a 51% stake held by the Company and a 49% stake held by SAIML. The joint venture planned to make up to $200 million in investments across California, Arizona, Florida, and Tennessee, leveraging reAlphaBRAIN to identify properties that meet reAlpha’s investment criteria pursuant to the terms and conditions of a definitive joint venture agreement to be entered into on or before January 31, 2023. If formed, the joint venture would have also expanded the partnership by contributing an additional $61.2 million of equity, with the potential to invest up to $500 million in rent-ready short-term rental properties through additional debt financing. As of the date hereof, the definitive joint venture agreement has been terminated and no joint venture was formed. Mr. Swaminathan received no compensation under the term sheet while it was outstanding.

REQUIREMENTS FOR ADVANCE NOTIFICATION OF NOMINATIONS
AND STOCKHOLDER PROPOSALS

Stockholders have the ability to have a stockholder proposal considered for inclusion in our proxy statement for presentation at an annual meeting of stockholders pursuant to Rule 14a-8 promulgated under the Exchange Act at least 120 calendar days prior to the one-year anniversary of the date that we released our proxy statement to stockholders in connection with the prior year’s annual meeting. However, we did not hold an annual meeting of stockholders in 2023. In such cases, stockholder proposals submitted to us pursuant to Rule 14a-8 promulgated under the Exchange Act for inclusion in our proxy statement and form of proxy for our 2024 annual meeting of stockholders must be received by us no later than October 21, 2024, which is a reasonable time before we began to print and send our proxy materials, and stockholders must comply with the requirements of the proxy rules promulgated by the SEC. Further, stockholders proposals submitted to us pursuant to Rule 14a-8 promulgated under the Exchange Act for inclusion in our proxy statement and form of proxy for our 2025 annual meeting of stockholders must be received by us no later than July 2, 2025, which is 120 calendar days before the one-year anniversary of the date on which we first mailed this proxy statement. Stockholder proposals are reviewed by the Corporate Secretary for compliance with the requirements for such proposals, which are set forth in Regulation 14a-8 of the Exchange Act. Stockholder proposals that meet these requirements will be summarized by the Corporate Secretary and circulated to the chairman of the board of directors. Stockholder proposals should be addressed to our Corporate Secretary at 6515 Longshore Loop, Suite 100, Dublin, OH 43017.

In addition, our bylaws provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at an annual meeting of stockholders (but not for inclusion in the proxy statement). Notice of a nomination or other proposal of business must be in proper written form and delivered to the Corporate Secretary of the Company by email at proxy@realpha.com or in writing, c/o Corporate Secretary, reAlpha Tech Corp., 6515 Longshore Loop, Suite 100, Dublin, OH 43017, no later than the close of business of the 90th day, nor earlier than the close of business on the 120th day, before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date (or if there has been no prior annual meeting), to be timely, the notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of the annual meeting is first made by us. Accordingly, for this annual meeting of stockholders, notice of a nomination or proposal must be delivered to us no earlier than the close of business on August 15, 2024 and no later than the close of business on October 21, 2024. Further, for the 2025 annual meeting of stockholders, notice of a nomination or proposal must be delivered to us no earlier than the close of business on August 15, 2025 and no later than the close of business on September 14, 2025. Nominations and proposals also must satisfy other requirements set forth in the bylaws. In addition to satisfying the deadlines in the advance notice provisions of our bylaws, a stockholder who intends to solicit proxies in support of nominees submitted under these advance notice provisions must comply with the requirements of Rule 14a-19(b). The requirements under Rule 14a-19 are in addition to the applicable advance notice requirements under the bylaws as described in this section and shall not extend any deadline set forth under the bylaws.

Recommendations from stockholders that are received after the above deadlines will not be considered timely for consideration by the board of directors for this annual meeting or the 2025 annual meeting of stockholders.

OTHER MATTERS

The board of directors does not intend to bring any other matters before the annual meeting and has no reason to believe any other matters will be presented. If other matters properly come before the annual meeting, however, it is the intention of the persons named as proxy agents in the enclosed proxy card to vote on such matters as recommended by the board of directors, or if no recommendation is given, in their own discretion.

A copy of our 2023 annual report, which includes our Transition Report on Form 10-KT for the eight-months ended December 31, 2023 and certain financial information about us, is enclosed together with this proxy statement. Copies of our 2023 annual report as filed with the SEC (exclusive of exhibits and documents incorporated by reference), may also be obtained for free by directing written requests to: our Corporate Secretary, reAlpha Tech Corp., 6515 Longshore Loop, Suite 100, Dublin, OH 43017. Copies of exhibits and basic documents filed with the 2023 annual report or referenced therein will be furnished to stockholders upon written request and payment of a nominal fee in connection with the furnishing of such documents. You may also obtain the 2023 annual report over the Internet at the SEC’s website, www.sec.gov, or on our website, www.realpha.com, under the heading “Investors — Financials — Annual Reports”.

If you and other residents at your mailing address own shares in street name, your broker or bank may have sent you a notice that your household will receive only one copy of proxy materials for each company in which you hold shares through that broker or bank. This practice of sending only one copy of proxy materials is known as householding. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of our proxy statement to your address. If you want to receive separate copies of the proxy materials in the future, or you are receiving multiple copies and would like to receive only one copy per household, you should contact your stockbroker, bank or other nominee record holder, or you may contact us at the address or telephone number below. In any event, if you did not receive an individual copy of our proxy materials, we will send a copy to you if you address your written request to, or call, Michael J. Logozzo, Chief Operating Officer, President and Corporate Secretary, 6515 Longshore Loop, Suite 100, Dublin, OH 43017, telephone number (707) 732-5742.

PROXY REALPHA TECH CORP. Annual Meeting of Stockholders December 13, 2024 at 9:00 a.m., Eastern Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Giri Devanur and Michael J. Logozzo or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of reAlpha Tech Corp. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m., Eastern Time on December 13, 2024 and any adjournment or postponement thereof. The Annual Meeting of Stockholders will be held virtually. In order to attend the meeting, you must register at https://web.viewproxy.com/AIRE/2024 by 11:59 p.m. Eastern Time on December 10, 2024. On the day of the Annual Meeting of Stockholders, if you have properly registered, you may enter the meeting by clicking on the link provided and entering the password you received via email in your registration confirmations. For further instructions on how to attend and vote at the Annual Meeting of Stockholders, please see “How can I attend the Annual Meeting?” and “How do I vote?” in the Questions and Answers about the Annual Meeting section of the Proxy Statement. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. (Continued and to be marked, dated, and signed on the other side) PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at https://web.viewproxy.com/AIRE/2024

Please mark your votes like this The Board of Directors recommends a vote “FOR” all nominees listed in Proposal 1 and “FOR” Proposal 2. Proposal 1. The election of five members to our board of directors to serve until the next annual meeting of stockholders or until their respective successors have been elected and qualified. Proposal 2. The ratification of the appointment of GBQ Partners, LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. FOR AGAINST ABSTAIN NOMINEES: FOR ALL WITHHOLD ALL FOR ALL EXCEPT (1) Giri Devanur (2) Dimitrios Angelis (3) Brian Cole (4) Monaz Karkaria (5) Balaji Swaminathan DO NOT PRINT IN THIS AREA (Stockholder Name & Address Data) NOTE: Such other business that may properly come before the meeting. Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) Date Signature Signature (Joint Owners) Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. VIRTUAL CONTROL NUMBER PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. VIRTUAL CONTROL NUMBER PROXY VOTING INSTRUCTIONS Please have your 11-digit control number ready when voting by Internet or Telephone, or when voting during the Virtual Annual Meeting. INTERNET TELEPHONE MAIL Vote Your Proxy on the Internet: Go to www.AALvote.com/AIRE Vote Your Proxy by Phone: Call 1 (866) 804-9616 Vote Your Proxy by Mail: Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.